Exhibit 99.3

Dycom Industries, Inc.
Non-GAAP Reconciliations
Q1 2021

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income (loss) before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

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Non-GAAP Adjusted Net Income - GAAP net income (loss) before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items.

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Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. Non-GAAP Adjusted Diluted Shares includes the dilutive impact of common stock equivalents related to share-based awards that are excluded from the computation of net loss per common share on a GAAP basis as their effect would be anti-dilutive.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of debt discount on Notes - The Company’s 0.75% convertible senior notes due September 2021 (the “Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Goodwill impairment charge - The Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

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Gain on debt extinguishment - The Company incurred a pre-tax gain of approximately $12.5 million related to the purchase of $167.0 million of principal amount of the Company’s 0.75% convertible senior notes due September 2021 for $147.0 million during the quarter ended April 25, 2020. Management believes excluding the gain on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

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Charge for warranty costs - During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

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Recovery of previously reserved accounts receivable and contract assets - During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•
Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

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Tax effect from net a operating loss carryback under enacted CARES Act - For the quarter ended April 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

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Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended					GAAP %	Non-GAAP - Organic %
April 25, 2020	$814.3	$—	$—	$814.3	(2.3)%	(1.8)%
April 27, 2019	$833.7	$—	$(4.7)	$829.0

January 25, 2020	$737.6	$—	$—	$737.6	(1.5)%	1.3%
January 26, 2019	$748.6	$—	$(20.4)	$728.2

October 26, 2019	$884.1	$—	$—	$884.1	4.2%	4.7%
October 27, 2018	$848.2	$—	$(3.9)	$844.4

July 27, 2019	$884.2	$—	$—	$884.2	10.6%	11.1%
July 28, 2018	$799.5	$—	$(3.8)	$795.7

April 27, 2019	$833.7	$(6.1)	$(4.7)	$822.9	14.0%	15.8%
April 28, 2018	$731.4	$(5.8)	$(14.8)	$710.7

January 26, 2019	$748.6	$(5.9)	$(20.4)	$722.3	14.3%	13.7%
January 27, 2018	$655.1	$—	$(19.8)	$635.3

October 27, 2018	$848.2	$(8.8)	$(3.9)	$835.6	12.2%	12.9%
October 28, 2017	$756.2	$—	$(15.9)	$740.3

July 28, 2018	$799.5	$(9.1)	$(3.8)	$786.6	2.5%	0.8%
July 29, 2017	$780.2	$—	$—	$780.2

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended				GAAP %	Non-GAAP - Organic %

CenturyLink
April 25, 2020	$148.8	$—	$148.8	35.5%	40.8%
April 27, 2019	$109.8	$(4.1)	$105.7

Windstream
April 25, 2020	$42.2	$—	$42.2	24.0%	26.1%
April 27, 2019	$34.0	$(0.5)	$33.4

Top 5 Customers[2]
April 25, 2020	$639.0	$—	$639.0	(4.6)%	(3.9)%
April 27, 2019	$669.9	$(4.7)	$665.2

All Other Customers (excluding Top 5 Customers)
April 25, 2020	$175.3	$—	$175.3	7.0%	7.0%
April 27, 2019	$163.8	$—	$163.8

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	April 25, 2020	April 27, 2019
Net (loss) income	$(32,418)	$14,279
Interest expense, net	12,457	12,233
Provision for income taxes	2,677	6,199
Depreciation and amortization	45,871	46,341
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	28,587	79,052
Gain on sale of fixed assets	(1,788)	(6,738)
Stock-based compensation expense	2,322	3,479
Goodwill impairment charge[3]	53,264	—
Gain on debt extinguishment[4]	(12,504)	—
Charge for warranty costs[5]	—	8,200
Recovery of previously reserved accounts receivable and contract assets[6]	—	(10,345)
Non-GAAP Adjusted EBITDA	$69,881	$73,648

Contract revenues	$814,322	$833,743
Non-GAAP Adjusted EBITDA % of contract revenues	8.6%	8.8%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted Net (Loss) Income and Non-GAAP Adjusted Diluted (Loss) Earnings Per Share
Unaudited
(Dollars and shares in thousands, except per share amounts)

	Quarter Ended April 25, 2020
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$814,322	$—	$814,322
Costs of earned revenues, excluding depreciation and amortization	680,206	—	680,206
General and administrative	65,887	—	65,887
Depreciation and amortization	45,871	—	45,871
Goodwill impairment charge[3]	53,264	(53,264)	—
Total	845,228	(53,264)	791,964
Interest expense, net[7]	(12,457)	4,341	(8,116)
Gain on debt extinguishment[4]	12,504	(12,504)	—
Other income, net	1,118	—	1,118
(Loss) income before income taxes	(29,741)	45,101	15,360
Provision for income taxes[8]	2,677	1,285	3,962
Net (loss) income	$(32,418)	$43,816	$11,398

(Loss) earnings per common share	$(1.03)	$1.39	$0.36

Shares used in computing (loss) earnings per common share[9]	31,603	163	31,767

	Quarter Ended April 27, 2019
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$833,743	$—	$833,743
Costs of earned revenues, excluding depreciation and amortization[5]	701,767	(8,200)	693,567
General and administrative[6]	58,622	10,345	68,967
Depreciation and amortization	46,341	—	46,341
Total	806,730	2,145	808,875
Interest expense, net[7]	(12,233)	4,932	(7,301)
Other income, net	5,698	—	5,698
Income before income taxes	20,478	2,787	23,265
Provision for income taxes[8]	6,199	128	6,327
Net income	$14,279	$2,659	$16,938

Diluted earnings per common share	$0.45	$0.08	$0.53

Shares used in computing diluted earnings per common share	31,786	—	31,786

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 Amounts represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.
2 Top 5 Customers included Verizon, AT&T, CenturyLink, Comcast and Windstream for the quarters ended April 25, 2020 and April 27, 2019.
3 The Company incurred a goodwill impairment charge of $53.3 million during the quarter ended April 25, 2020 for a reporting unit that performs installation services inside third party premises.
4 During the quarter ended April 25, 2020, the Company recognized a gain on debt extinguishment of $12.5 million in connection with its purchase of $167.0 million aggregate principal amount of its 0.75% convertible senior notes due September 2021 for $147.0 million.
5 During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods.
6 During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets based on collections from a customer.
7 Non-GAAP Adjusted Interest expense, net excludes the non-cash amortization of the debt discount associated with the Notes.
8 Non-GAAP Adjusted Provision for income taxes reflects the tax related impact of all pre-tax adjustments as well as the tax effects of the vesting and exercise of share-based awards. Additionally, for the quarter ended April 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted CARES Act.
9 GAAP diluted shares for the quarter ended April 25, 2020 exclude common stock equivalents related to share-based awards as their effect would be anti-dilutive.